Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $0.001 per share	457(c) and 457(h)	2,512,087	$1.915	$4,810,646.61	$0.00014760	$710.05

Total Offering Amount					$4,810,646.61		$710.05

Total Fees Previously Paid							—

Total Fee Offsets							—

Net Fee Due							$710.05
(1)
The number of shares of common stock, par value $0.005 per share (“Common Stock”), of Eterna Therapeutics Inc. (the “Registrant”) stated above consists of (i) 826,869 additional shares of Common Stock available for issuance under the Registrant’s Restated 2020 Stock Incentive Plan, as amended (the “2020 Plan”) and (ii) 1,685,218 shares of Common Stock issuable pursuant to a stock option award granted to Dr. Sanjeev Luther, the President and Chief Executive Officer of the Registrant, to induce such individual to accept employment with the Registrant in accordance with Nasdaq Listing Rule 5635(c)(4) (the “Inducement Award”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock-based awards granted under the 2020 Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the 2020 Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future grant or issuance under the 2020 Plan and the Inducement Award are based on the average of the high and the low price of Registrant’s Common Stock as reported on The Nasdaq Global Select Market as of a date (January 10, 2024) within five business days prior to filing this Registration Statement.